Exhibit 99.B(d)(77)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Rice Hall James & Associates, LLC

As of December 6, 2017, as amended December 6, 2017

SEI INSTITUTIONAL MANAGED TRUST

Small Cap Fund

Tax-Managed Small/Mid Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation	Rice Hall James & Associates, LLC

By:	By:

/s/ William T. Lawrence	/s/ Thao Buuhoan

Name:	Name:

William T. Lawrence	Thao Buuhoan

Title:	Title:

Vice President	President & COO

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Rice Hall James & Associates, LLC

As of December 6, 2016, as amended December 6, 2017

Pursuant to Paragraph 5, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Small Cap and Tax-Managed Small/Mid Cap Funds

The fee schedule below will be applied to the sum of the average daily value of the Assets of the SEI Institutional Managed Trust Small Cap and Tax-Managed Small/Mid Cap Funds and the average daily value of the Assets of any other SMID Cap Opportunities SEI mutual fund or account (each a “SMID Cap Opportunities Fund”, collectively the “SMID Cap Opportunities Funds”) to which the Sub-Adviser may now or in the future provide investment advisory/sub-advisory services. The pro rata portion of the total fee (as determined pursuant to this paragraph) attributable to each SMID Cap Opportunities Fund will be based on the relative values of the average daily Assets of the SMID Cap Opportunities Funds managed by Sub-Adviser (as set forth below):

[REDACTED]

As of the effective date of this amendment the SMID Cap Opportunities Funds are as follows:

•                  SEI Institutional Managed Trust Small Cap Fund

•                  SEI Institutional Managed Trust Tax-Managed Small/Mid Cap Fund; and

•                  SEI GMF The SEI U.S. Small Companies Fund.

Agreed and Accepted:

SEI Investments Management Corporation	Rice Hall James & Associates, LLC

By:	By:

/s/ William T. Lawrence	/s/ Thao Buuhoan

Name:	Name:

William T. Lawrence	Thao Buuhoan

Title:	Title:

Vice President	President & COO